Exhibit 99.1

Press Release

ABB completes acquisition of Thomas & Betts

US becomes ABB’s largest market with about $6.6 billion in annual revenue and 19,000 employees

Zurich, Switzerland and Memphis, Tennessee, May 16, 2012 – ABB Ltd (NYSE: ABB), the leading power and automation technology group, and Thomas & Betts Corporation, a North American leader in low voltage products, announced that ABB has completed its previously announced acquisition of Thomas & Betts.

The acquisition of Thomas & Betts advances ABB’s strategy of expanding its Low Voltage Products division into new geographies, sectors and products. The complementary combination of Thomas & Betts’ electrical components and ABB’s low voltage protection, control and measurement products will create a broader low voltage offering.

In North America, the combination will double ABB’s addressable market to approximately $24 billion. Thomas & Betts has a North-American network of more than 6,000 distributor locations and wholesalers which will provide greater access for ABB low voltage products. In Europe and Asia, distribution capabilities and coverage will be expanded through ABB’s well established channels.

“The acquisition of Thomas & Betts furthers our global strategy and provides substantial opportunities to create value for our shareholders” said Joe Hogan, ABB’s CEO. “ABB firmly believes in the strength of American manufacturing. Within the past three years, we have invested over $11 billion in North America to become a leading player for power and automation technologies in the region and today the US is ABB’s largest market in terms of sales and employees.”

“Our joint low-voltage electrical components business is globally balanced and has one of the broadest scopes in the industry”, said Tarak Mehta, head of ABB’s Low Voltage Products division.  “Thomas & Betts’ strong distribution network and talented and experienced team of professionals will be an integral part of our US operations and ABB will be better positioned to support low-voltage customers around the world.”

Dominic Pileggi will remain as Chairman of Thomas & Betts and Charles Treadway, previously Chief Operating Officer, will take over from him as CEO. The headquarters of the Company are in Memphis, TN.

“We are proud to join ABB and bring our skills, products and long-standing customer relationships into ABB’s portfolio,” said Treadway. “With our expanded product offering and global market presence, our combined companies have significant opportunities for growth.”

In connection with the completion of the transaction, Thomas & Betts shares have ceased trading on the New York Stock Exchange.

Bank of America Merrill Lynch acted as financial advisor to ABB and Kirkland & Ellis LLP acted as main legal advisor.  Deutsche Bank Securities Inc. acted as financial advisor to Thomas & Betts and Davis Polk & Wardwell LLP as legal advisor.

ABB (www.abb.com) is a leader in power and automation technologies that enable utility and industry customers to improve performance while lowering environmental impact.  The ABB Group of companies operates in around 100 countries and employs about 145,000 people.

Press Release

Important notice about forward-looking information
This press release contains “forward-looking statements,” including statements regarding ABB’s expectations.  Such forward-looking statements are based on current expectations but are subject to risks and uncertainties, many of which are difficult to predict and are beyond the control of ABB, which could cause actual outcomes and results to differ materially from current expectations.  No forward-looking statement can be guaranteed.  Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect ABB’s business, particularly those identified in the cautionary factors discussion in ABB’s Annual Report on Form 20-F for the year ended Dec. 31, 2011.  ABB undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.